Exhibit 99.1
Calix Reports First Quarter 2017 Financial Results

PETALUMA, CA – May 9, 2017 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the first quarter ended April 1, 2017. Revenue for the first quarter of 2017 was $117.5 million, an increase of 19.5% compared to $98.4 million for the first quarter of 2016.
“Revenues in the first quarter were above our expectations as activity accelerated in our turnkey network improvement projects and this led to overall revenue growth of nearly 20% year-over-year,” said Carl Russo, Calix, Inc. President and CEO. “We continued our strategic investments to drive the transformation to Software Defined Access led by our AXOS platform and Calix Cloud,” added Russo.
The GAAP net loss for the first quarter of 2017 was $33.3 million, or $(0.67) per basic and fully diluted share, compared to a GAAP net loss of $10.7 million, or $(0.22) per basic and fully diluted share, for the first quarter of 2016.
The company’s non-GAAP net loss for the first quarter of 2017 was $28.3 million, or $(0.57) per fully diluted share, compared to a non-GAAP net loss of $4.4 million, or $(0.09) per fully diluted share, for the first quarter of 2016. A reconciliation of our first quarter 2017 operating results from GAAP to non-GAAP is provided in this release.
Outlook
Calix is providing forward-looking estimates for Q2 2017 and full year 2017 results as follows:
Q2 2017

Revenue	$122.0 - $126.0 million, representing growth of 13.6% - 17.3% year-over-year
Non-GAAP Gross Margin	40.5% - 43.5%
Non-GAAP Operating Expense	$59.0 - $61.0 million
Non-GAAP Net Loss Per Share	($0.19) - ($0.12)
Full year 2017
The company is reiterating its prior guidance for full year 2017 projecting revenue growth of 10% or more relative to 2016 and projecting to achieve a lower net loss on a non-GAAP basis for the full year compared to 2016.
The company estimates that GAAP EPS will be approximately $0.09 lower for Q2 2017 and approximately $0.40 lower for full year 2017 due to the inclusion of stock-based compensation, amortization of intangibles and restructuring charges. A reconciliation of the GAAP to non-GAAP outlook is provided in this release.
Recast of Revenue and Cost of Revenue by Class
In the first quarter of fiscal 2017, the company’s revenue from services represents more than 10% of its total revenue, hence, the revenue derived from services along with its associated cost of revenue are presented separately in the statements of operations. Revenue and cost of revenue for the prior year comparable period are recast to conform with the current period presentation. In addition, the company is providing supplemental information regarding the recast of historical revenue and cost of revenue for the four quarters and full year of fiscal years 2015 and 2016, as if reported or presented separately by revenue class, in the Investor Relations section of the Calix website at http://investor-relations.calix.com and in an exhibit to the Form 8-K being filed today in connection with this release.
Restructuring Plan
In March 2017, the Company adopted a restructuring plan that seeks to realign the Company’s business to increase its focus towards its investments in innovative Software Defined Access systems and software, while reducing its cost structure in the traditional systems business. The Company began to take action under this plan beginning in March 2017 and recognized

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approximately $0.7 million of restructuring charges for the three months ended April 1, 2017 consisting primarily of severance and other one-time termination benefits. Throughout the remainder of 2017, the Company intends to take further actions under this plan and expects to incur total pretax charges of up to $6.8 million for the full year related to this plan. These actions are anticipated to result in annualized cost savings approximately equal to the total charges incurred. The Company expects to see cost reduction benefits as a result of these charges starting in fiscal 2018.
Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its first quarter 2017 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix website at http://investor-relations.calix.com.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix, Inc. (NYSE: CALX) pioneered Software Defined Access and cloud solutions focused on access networks and the subscriber. Its portfolio of access systems and solutions combines AXOS, the revolutionary platform for access, with Calix Cloud, innovative cloud solutions for network data analytics and subscriber experience assurance. Together, they enable communications service providers to transform their businesses and be the winning service providers of tomorrow. For more information, visit the Calix website at www.calix.com.
Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the “safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, statements about potential customer or market opportunities, our opportunities with existing and prospective customers, our estimates and planned cost savings related to our restructuring plan and our future financial performance (including our outlook for Q2 2017 and full year 2017). Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to fluctuations in our financial and operating results, the capital spending decisions of our customers, changes in regulations and/or government sponsored programs, competition, our ability to achieve market acceptance of new products and solutions, our ability to grow our customer base, fluctuations in costs associated with our products and services, as well as the risks and uncertainties described in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled “Risk Factors.” Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss), non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating income (loss), non-GAAP loss before provision of income taxes and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader’s understanding of the Company’s operating performance as they primarily exclude certain non-cash charges for stock-based compensation, amortization of acquisition-related intangible assets, and non-recurring restructuring charges and acquisition-related costs, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

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Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended
	April 1,	March 26,
	2017	2016
Revenue:
Systems	$91,605	$91,680
Services	25,913	6,695
Total revenue	117,518	98,375
Cost of revenue:
Systems (1)	57,373	47,693
Services (1)	25,768	5,200
Total cost of revenue	83,141	52,893
Gross profit	34,377	45,482
Operating expenses:
Research and development (1)	33,808	22,773
Sales and marketing (1)	22,429	19,062
General and administrative (1)	10,257	12,684
Amortization of intangible assets	—	1,701
Restructuring charges	699	—
Total operating expenses	67,193	56,220
Loss from operations	(32,816)	(10,738)
Interest and other income (expense), net:
Interest income	88	211
Interest expense	(44)	(164)
Other income (expense), net	120	83
Total interest and other income (expense), net	164	130
Loss before provision for income taxes	(32,652)	(10,608)
Provision for income taxes	673	121
Net loss	$(33,325)	$(10,729)
Net loss per common share:
Basic and diluted	$(0.67)	$(0.22)
Weighted average number of shares used to compute
net loss per common share:
Basic and diluted	49,525	48,591

(1) Includes stock-based compensation as follows:
Cost of revenue:
Systems	$116	$90
Services	56	37
Research and development	1,326	1,047
Sales and marketing	1,111	822
General and administrative	931	725
	$3,540	$2,721

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Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	April 1,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$26,318	$50,359
Marketable securities	25,215	27,748
Accounts receivable, net	64,188	51,336
Inventory	46,538	44,545
Deferred cost of revenue	40,454	34,763
Prepaid expenses and other current assets	11,911	10,571
Total current assets	214,624	219,322
Property and equipment, net	18,144	17,984
Goodwill	116,175	116,175
Intangible assets, net	—	813
Other assets	816	1,181
Total assets	$349,759	$355,475
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,520	$23,827
Accrued liabilities	77,015	69,715
Deferred revenue	44,416	27,854
Total current liabilities	145,951	121,396
Long-term portion of deferred revenue	20,876	20,237
Other long-term liabilities	775	878
Total liabilities	167,602	142,511
Stockholders’ equity:
Common stock	1,374	1,368
Additional paid-in capital	839,018	836,563
Accumulated other comprehensive loss	(599)	(656)
Accumulated deficit	(617,650)	(584,325)
Treasury stock	(39,986)	(39,986)
Total stockholders’ equity	182,157	212,964
Total liabilities and stockholders’ equity	$349,759	$355,475

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Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended
	April 1,	March 26,
	2017	2016
Operating activities:
Net loss	$(33,325)	$(10,729)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,463	1,955
Loss on retirement of property and equipment	80	—
Amortization of intangible assets	813	3,364
Amortization of premiums relating to available-for-sale securities	(5)	114
Stock-based compensation	3,540	2,721
Changes in operating assets and liabilities:
Accounts receivable, net	(12,852)	3,351
Inventory	(1,993)	6,540
Deferred cost of revenue	(5,691)	810
Prepaid expenses and other assets	(968)	(576)
Accounts payable	276	(8,459)
Accrued liabilities	7,110	8,471
Deferred revenue	17,201	(2,195)
Other long-term liabilities	(103)	(98)
Net cash provided by (used in) operating activities	(23,454)	5,269
Investing activities:
Purchases of property and equipment	(2,106)	(1,453)
Purchases of marketable securities	(8,732)	—
Maturities of marketable securities	11,266	7,020
Net cash provided by investing activities	428	5,567
Financing activities:
Proceeds from exercise of stock options	13	14
Payments for repurchases of common stock	—	(12,809)
Taxes paid for awards vested under equity incentive plans	(1,093)	(251)
Net cash used in financing activities	(1,080)	(13,046)
Effect of exchange rate changes on cash and cash equivalents	65	(51)
Net decrease in cash and cash equivalents	(24,041)	(2,261)
Cash and cash equivalents at beginning of period	50,359	23,626
Cash and cash equivalents at end of period	$26,318	$21,365

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Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended
	April 1,	March 26,
	2017	2016
GAAP net loss	$(33,325)	$(10,729)
Adjustments to reconcile GAAP net loss to non-GAAP net loss:
Stock-based compensation	3,540	2,721
Amortization of intangible assets	813	3,364
Restructuring charges	699	—
Acquisition-related costs	—	275
Non-GAAP net loss	$(28,273)	$(4,369)
Non-GAAP net loss per common share:
Basic and diluted	$(0.57)	$(0.09)
Weighted average number of shares used to compute
non-GAAP net loss per common share:
Basic and diluted	49,525	48,591

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)
Three Months Ended April 1, 2017

	GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Restructuring Charges	Non-GAAP
Revenue	$117,518	$—	$—	$—	$117,518
Cost of revenue	83,141	(172)	(813)	—	82,156
Gross profit	34,377	172	813	—	35,362
Gross margin	29.3%	0.1%	0.7%	—%	30.1%
Operating expenses	67,193	(3,368)	—	(699)	63,126
Operating loss	(32,816)	3,540	813	699	(27,764)
Interest and other income (expense), net	164	—	—	—	164
Loss before provision for income taxes	(32,652)	3,540	813	699	(27,600)
Provision for income taxes	673	—	—	—	673
Net loss	$(33,325)	$3,540	$813	$699	$(28,273)
Weighted average diluted shares used to
compute net loss per common share	49,525	49,525	49,525	49,525	49,525
Net loss per diluted share	$(0.67)	$0.07	$0.02	$0.01	$(0.57)

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Calix, Inc.
Reconciliation of GAAP to Non-GAAP Outlook
(Unaudited, in thousands, except per share data)
Three Months Ending July 1, 2017

Outlook	GAAP	Stock-Based Compensation	Restructuring Charges	Non-GAAP
Gross margin	40.5% - 43.5%	0.01%	0.00%	40.5% - 43.5%
Operating expenses	$ 63,800 - $ 65,800	$ (3,100)	$ (1,700)	$ 59,000 - $ 61,000
Net loss per diluted share	$ (0.28) - $ (0.21)	$ 0.06	$ 0.03	$ (0.19) - $ (0.12)

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Outlook
(Unaudited)

Outlook	Twelve Months Ending December 31, 2017
Estimated per common share adjustments for:
Stock-based compensation	$0.25
Amortization of intangible assets	0.02
Restructuring charges (1)	0.13
Total GAAP to non-GAAP net loss per common share adjustments	$0.40
(1) In relation to the restructuring plan, for fiscal 2017 Calix currently estimates that over the course of 2017 it will recognize to its GAAP financial results an amount up to $6.8 million consisting primarily of severance and other one-time termination benefits. These charges are primarily cash-based. Calix recognized $0.7 million of these charges during the first quarter of fiscal 2017 with the remaining amount to be recognized during the rest of the fiscal year.
Investor Inquiries:

Thomas J. Dinges, CFA
408-474-0080
Tom.Dinges@calix.com